SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2007

BUCKHEAD COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	333-144138	58-2265980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 504-2548

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed by Buckhead Community Bancorp, Inc. (the “Company”) on December 7, 2007 (the “December Form 8-K”), in connection with the completion of the merger between the Company and Allied Bancshares, Inc. (“Allied”), and certain transactions related thereto (collectively, the “Merger”). The exclusive purposes of this Amendment No. 1 are to indicate the final proportions of cash and stock issued to former shareholders of Allied as consideration in connection with the Merger and to file such financial statements and pro forma financial information required by Item 9.01 of Form 8-K, which were not included in the December Form 8-K.

Item 8.01	Other Events

Merger Consideration

As previously reported, On March 1, 2007, an Agreement and Plan of Reorganization (the “Agreement”) was entered into by and among the Company, The Buckhead Community Bank, a Georgia banking corporation and the wholly-owned subsidiary of the Company (the “Bank”), Allied and First National Bank of Forsyth County, a federally-chartered banking association and the wholly-owned subsidiary of Allied (“FNB Forsyth”). The Agreement provided that, as a result of the Merger, Allied would be merged with and into the Company and FNB Forsyth would be merged with and into the Bank. The Merger was approved by the shareholders of Allied at a special meeting of shareholders held on November 29, 2007 and, following the resolution of all conditions set forth in the Agreement, the Merger was completed and effective as of 5:00 p.m. Eastern Standard Time on December 4, 2007.

In consideration for the Merger, the Agreement provided that each share of Allied was converted into the right to receive either (i) $30.00 in cash, (ii) 1.2 shares of the Company’s common stock, or (iii) some combination of (i) and (ii), subject to adjustment so that no more than $13.375 million in cash would be paid to former Allied shareholders in connection with the Merger. The former Allied shareholders subsequently made consideration elections such that a total of 1,649,410 shares of the Company’s common stock and $13,375,000 in cash will be distributed as consideration in the Merger.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

(1)	The following audited financial statements of Allied are incorporated herein by reference to the Annual Report on Form 10-KSB for Allied for the year ended December 31, 2006, as filed by Allied on March 30, 2007:

•	Report of Independent Registered Public Accounting Firm;

•	Consolidated Balance Sheets as of December 31, 2006 and 2005;

•	Consolidated Statements of Earnings for the years ended December 31, 2006 and 2005;

•	Consolidated Statements of Changes in Stockholders Equity for the years ended December 31, 2006 and 2005;

•	Consolidated Statements of Comprehensive Income for the years ended December 31, 2006 and 2005;

•	Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005; and

•	Notes to Consolidated Financial Statements

(2)	The following unaudited financial statements of Allied are incorporated herein by reference to the Quarterly Report on Form 10-QSB for Allied for the quarterly period ended September 30, 2007, as filed by Allied on November 14, 2007:

•	Condensed Consolidated Balance Sheet as of September 30, 2007;

•	Condensed Consolidated Statements of Operations for the Three and Nine Months Ending September 30, 2007 and September 30, 2006;

•	Condensed Consolidated Statements of Comprehensive Income for Three and Nine Months Ending September 30, 2007 and September 30, 2006;

•	Condensed Consolidated Statements of Cash Flows for Nine Months Ended September 30, 2007 and September 30, 2006; and

•	Notes to Condensed Consolidated Financial Statements

(b)	Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of Buckhead Community and Allied are incorporated herein by reference to Exhibit 99.1.

•	Pro Froma Consolidated Balance Sheets as of December 31, 2006;

•	Pro Forma Consolidated Balance Sheets as of September 30, 2007;

•	Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2006; and

•	Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2007.

Exhibits.

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Financial Statements of Buckhead Community Bancorp, Inc. and Allied Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKHEAD COMMUNITY BANCORP, INC.

Dated: February 13, 2008	By:	/s/ Marvin Cosgray
Marvin Cosgray Chief Executive Officer